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                                                                 EXHIBIT 23






                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-98104 and No. 33-98138) and in the Prospectus constituting part of the Registration Statement on form S-3 (No. 333-02730) of Boston Life Sciences, Inc. and its subsidiaries (the "Company") of our report dated March 4, 1996 appearing on page FS-2 of the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1995.



/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Boston, Massachusetts
May 24, 1996